Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, in his capacity as Chief Executive Officer and her capacity as Vice President, Chief Accounting Officer, as applicable, of Heron Therapeutics, Inc. (the "Registrant"), hereby certifies, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge that:

•

the Annual Report of the Registrant on Form 10-K for the year ended December 31, 2020 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•

the information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of such year and the results of operations of the Registrant for such year.

Dated:  February 24, 2021

/s/ Barry Quart
Barry Quart, Pharm.D.
Chief Executive Officer
(As Principal Executive Officer)

/s/ Lisa Peraza
Lisa Peraza
Vice President, Chief Accounting Officer
(As Principal Financial and Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed to be filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Heron Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

Note:A signed original of this written statement required by Section 906 has been provided to Heron Therapeutics, Inc. and will be retained by Heron Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.